Exhibit 99.2

MEDIVISION MEDICAL IMAGING LTD. CONSOLIDATED BALANCE SHEET

	US dollars (thousands)
	September 30,		December 31,
	2009	2008	2008
	Unaudited		Audited

A S S E T S
Current assets
Cash and cash equivalents	74	3,934	2,785
Restricted cash	-	171	158
Accounts receivable:
Trade, net	313	2,456	2,343
Other accounts receivable	151	713	428
Inventories	63	1,600	1,576
Assets and disposal group classified as held for sale	3,979	-	-
Total current assets	4,580	8,874	7,290

Non-current assets
Property and equipment, net	29	548	600

Investment in affiliated company	4,238	-	-

Deferred tax assets	-	1,210	-	(*)

Goodwill and other intangible assets	-	7,823	8,080

Total assets	8,847	18,455	15,970

(*)           Restated – see Note 2C.

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED BALANCE SHEET

	US dollars (thousands)
	September 30,			December 31,
	2009	2008		2008
	Unaudited			Audited

LIABILITIES AND EQUITY
Current liabilities
Short-term bank credit and other current liabilities	2,643	3,043		3,664
Trade payables	632	1,221		1,409
Other accounts payable	5,065	4,527		4,305
Liabilities included in disposal group held for sale	249	-		-
Total current liabilities	8,589	8,791		9,378

Long-term liabilities
Long-term loans, net of current maturities	-	1,898		1,034
Long-term employee benefits	61	137		64
Total long-term liabilities	61	2,035		1,098
Total liabilities	8,650	10,826		10,476

Equity
Equity attributable to owners of the parent:
Ordinary shares	215	215		215
Additional paid-in capital	9,302	9,295		9,302
Capital reserve	(311)	(311)		(311)
Foreign currency translation differences	118	120		67
Accumulated deficit	(9,299)	(5,617	)(*)	(6,826	) (*)
	25	3,702	(*)	2,447	(*)
Minority interest	172	3,927	(*)	3,047	(*)
Total equity	197	7,629	(*)	5,494	(*)

Total liabilities and equity	8,847	18,455		15,970

(*)           Restated – see Note 2C.

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	US dollars (thousands except per share data)
	Nine month period ended September 30,			Three month period ended September 30,			Year ended December 31,
	2009	2008		2009	2008		2008
	Unaudited			Unaudited			Audited

Sales	6,376	10,837		388	3,559		14,410
Cost of sales	3,447	5,083		284	1,613		6,630
Gross profit	2,929	5,754		104	1,946		7,780

Operating expenses:
Research and development expenses	1,344	2,025		-	707		2,859
Selling and marketing expenses	2,251	3,550		257	1,155		4,832
General and administrative expenses	1,463	1,985		28	572		2,319
Other expenses (income), net	(420)	331	(*)	16	178	(*)	520	(*)
Total operating expenses	4,638	7,891		301	2,612		10,530

Operating loss	(1,709)	(2,137)		(197)	(666)		(2,750)
Financial income	68	213	(**)	(2)	53	(**)	261	(**)
Financial expenses	(487)	(630	)(**)	(56)	(222	)(**)	(792	)(**)
Loss before taxes on income	(2,128)	(2,554)		(255)	(835)		(3,281)
Income tax expense	(3)	(38)		-	10		(1,341	)(*)
	(2,131)	(2,592)		(255)	(825)		(4,622	)(*)
Share in losses of affiliated company	(660)	-		32	-		-
	(2,791)	(2,592)		(223)	(825)		(4,622)
Other comprehensive loss:
Loss for the period	(2,791)	(2,592	)(*)	(223)	(825)		(4,622)
Exchange differences on translating foreign operations	75	(4	)(*)	49	(101)		(103)
Total comprehensive loss for the period	(2,716)	(2,596	)(*)	(174)	(926)		(4,725	)(*)

Attributable to:
Owners of the parent	(2,422)	(2,137	)(*)	(186)	(729	)(*)	(3,399)
Minority interest	(294)	(459	)(*)	12	(197	)(*)	(1,326)
	(2,716)	(2,596	)(*)	(174)	(926	)(*)	(4,725)

Basic loss per share (in Dollars)	(0.48)	(0.30	)(*)	(0.29)	(0.07	)(*)	(0.43)

(*)           Restated – see Note 2C.
(**)         Reclassified.

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	US dollars (thousands)
	Attributable to owners of the parent
	Share Capital	Additional paid-in capital	Capital reserve	Foreign currency translation differences	Accumulated deficit		Total attributable to owners of the parent		Minority interests		Total equity

Balance at January 1, 2008 (audited)	165	8,775	(311)	132	(3,492	)(*)	5,269	(*)	4,454	(*)	9,723
Total comprehensive loss for the year	-	-	-	(65)	(3,334	) (*)	(3,399	) (*)	(1,326	) (*)	(4,725	) (*)
Convertible loan converted into shares	50	576	-	-	-		626		-		626
Warrants, equity component of convertible loans issued by subsidiary and exercise of options into common stock of a subsidiary	-	(105)	-	-	-		(105)		(98)		(203)
Cost of share-based payment	-	56	-	-	-		56		17		73
Balance at December 31, 2008 (audited)	215	9,302	(311)	67	(6,826	) (*)	2,447	(*)	3,047	(*)	5,494	(*)
Total comprehensive loss for the period	-	-	-	51	(2,473)		(2,422)		(294)		(2,716)
Change in minority interest due to loss of control in subsidiary	-	-	-	-	-		-		(2,565)		(2,565)
Dividend paid to minority interest of a subsidiary	-	-	-	-	-		-		(16)		(16)
Balance at September 30, 2009 (unaudited)	215	9,302	(311)	118	(9,299)		25		172		197

Balance at January 1, 2008 (audited)	165	8,775	(311)	132	(3,492	)(*)	5,269	(*)	4,454	(*)	9,723
Total comprehensive loss for the period	-	-	-	(12)	(2,125	)(*)	(2,137)		(459)		(2,596	)(*)
Convertible loan converted into shares	50	576	-	-	-		626		-		626
Warrants, equity component of convertible loans issued by subsidiary and exercise of options into common stock of a subsidiary	-	(100)	-	-	-		(100)		(81)		(181)
Cost of share-based payment	-	44	-	-	-		44		13		57
Balance at September 30, 2008 (unaudited)	215	9,295	(311)	120	(5,617	)(*)	3,702	(*)	3,927	(*)	7,629

(*)           Restated – see Note 2C.

The accompanying capital notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (cont.)

	US dollars (thousands)
	Attributable to owners of the parent
	Share Capital	Additional paid-in capital	Capital reserve	Foreign currency translation differences	Accumulated deficit		Total attributable to owners of the parent		Minority interests		Total equity

Balance at July 1, 2009 (unaudited)	215	9,302	(311)	80	(9,075)		211		176		387
Total comprehensive loss for the period	-	-	-	38	(224)		(186)		12		(174)
Dividend paid to minority interest of a subsidiary	-	-	-	-	-		-		(16)		(16)
Balance at September 30, 2009 (unaudited)	215	9,302	(311)	118	(9,299)		25		172		197

Balance at July 1, 2008 (unaudited)	215	9,281	(311)	214	(4,982	)(*)	4,417	(*)	4,117	(*)	8,534
Total comprehensive loss for the period	-	-	-	(94)	(635	)(*)	(729	)(*)	(197	)(*)	(926	)(*)
Cost of share-based payment	-	14	-	-	-		14		7		21
Balance at September 30, 2008 (unaudited)	215	9,295	(311)	120	(5,617	)(*)	3,702	(*)	3,927	(*)	7,629

(*)           Restated – see Note 2C.

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	US dollars (thousands)
	Nine month period ended September 30,			Three month period ended September 30,			Year ended December 31,
	2009	2008		2009	2008		2008
	Unaudited			Unaudited			Audited
Cash Flows from Operating Activities:
Net loss for the period	(2,791)	(2,592	)(*)	(223)	(825	)(*)	(4,622	) (*)
Adjustments for:
Depreciation and amortization	791	174		6	51		242
Loss of disposal of assets	16	-		-	-		10
Deferred taxes, net	-	132		-	(76)		1,341	(*)
Cost of share-based payment	-	57		-	21		73
Financial costs and interest	-	10		-	34		(37)
Capital loss from loss of control in a subsidiary	564	-		-	-		-
Share in losses of affiliated company	660	-		(32)	-		-
Loss on the sale and issuance of shares of a subsidiary	16	-		16	-		-
Other	208	(37)		44	9		14
	(536)	(2,256)		(189)	(786)		(2,979)
Changes in Operating Assets and Liabilities:
Decrease (increase) in trade receivables	485	1,019		269	220		1,125
Decrease (increase) in other accounts receivable and prepaid expenses	(18)	(11)		10	159		274
Decrease (increase) in inventories	599	(402)		107	(143)		(420)
Increase (decrease) in trade payables	(253)	(508)		(59)	305		(312)
Increase (decrease) in other accounts payable and accrued expenses	(487)	214		(210)	202		(109)
Net cash provided by (used in) operating activities	(210)	(1,944)		(72)	(43)		(2,421)
Cash Flows from Investing Activities:
Purchase of property and equipment	(72)	(115)		(7)	(24)		(184)
Proceeds from the disposals of property and equipment	15	-		-	-		8
Additions to intangible assets	(89)	(1,816)		-	(587)		(2,110)
Company no longer consolidated (Appendix A)	(1,333)	-		-	-		-
Net cash used in investing activities	(1,479)	(1,931)		(7)	(611)		(2,286)
Cash Flows from Financing Activities:
Receipt of convertible loan from shareholder	416	437		-	400		400
Receipt of loans	2,416	-		948	-		476
Repayment of loans	(4,139)	(718)		(1,095)	(528)		(1,311)
Dividend paid to minority interest of a subsidiary	(16)	-		(16)	-		-
Net cash used in financing activities	(1,323)	(281)		(163)	(128)		(435)
Decrease in cash and cash equivalents	(3,012)	(4,156)		(242)	(782)		(5,142)
Net foreign exchange differences	10	(12)		11	(32)		(65)
Cash and cash equivalents at beginning of the period	2,130	7,805		(641)	4,451		7,992
Cash and cash equivalents at the end of the period	(872)	3,637		(872)	3,637		2,785
Included in disposal group	(271)	-		44	-		-
Cash and cash equivalents at the end of the period	(1,143)	3,637		(828)	3,637		2,785

(*)           Restated – see Note 2C.

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (cont.)

APPENDIX A – COMPANY NO LONGER CONSOLIDATED:

	US dollars (thousands)
	Nine month period ended September 30,		Three month period ended September 30,		Year ended December 31,
	2009	2008	2009	2008	2008
	Unaudited		Unaudited		Audited
Working capital (excluding cash and cash equivalents), net	2,675	-	-	-	-
Inventories	825	-	-	-	-
Investment in an affiliated company	(4,913)	-	-	-	-
Property and equipment, net	328	-	-	-	-
Goodwill and other intangible assets	4,278	-	-	-	-
Long-term bank loans	(1,397)	-	-	-	-
Minority shareholders in subsidiary	(2,565)	-	-	-	-
Capital loss from loss of control in a subsidiary	(564)	-	-	-	-
	(1,333)	-	-	-	-

APPENDIX B – SUPPLEMENTARY INFORMATION:

	US dollars (thousands)
	Nine month period ended September 30,		Three month period ended September 30,		Year ended December 31,
	2009	2008	2009	2008	2008
	Unaudited		Unaudited		Audited

Cash paid during the year for interest	143	226	16	150	269

Income taxes paid	8	134	-	56	6

Supplemental schedule of non-cash activities:
Repayment of notes payable and interest through conversion into shares	-	626	-	-	626

Purchase of property and equipment with a financial loan	-	-	-	-	63

Transfer of inventory into property and equipment	-	-	-	-	34

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -	GENERAL

A.
MediVision Medical Imaging Ltd. (the "Company"), an Israeli corporation located in Haifa, was incorporated and commenced business operations in June 1993.  The Company (together with its subsidiaries – the "Group") is primarily engaged in the business of designing, developing, manufacturing and marketing digital imaging systems, image enhancements and analysis software and related products and services for use by practitioners in the ocular healthcare field.

The Company's shares are traded on the EURO.NM market in Belgium.

B.
At the beginning of 2009, the Company started the implementation of downsizing plan that according to managements' intention is planned to include among other layoffs of employees and significant reduction of expenses and overheads.  After the completion of the APA agreement described in Note 1F below, the Company's main activity will be holding OIS shares.

See also Notes 1G, regarding an Escrow Agreement with respect to part of the Company's holdings in OIS.

The main shareholders are evaluating alternative sources of capital to meet cash requirements, including issuance of debt, issuance of equity securities and entering into other financing agreements with its shareholders.

C.
On May 3, 2009, Ophthalmic Imaging Systems, a subsidiary (hereinafter: "OIS") entered into a Confidential Settlement and Mutual Release Agreement (the "Settlement Agreement") by and between OIS, Steven Verdooner, OPKO Health, Inc. ("OPKO") and The Frost Group, LLC (collectively "Defendants"), relating to the case entitled Ophthalmic Imaging Systems v. Steven Verdooner, et al., Case No. 07AS02149 in the Superior Court of California for the County of Sacramento. Mr. Verdooner was formerly the OIS president.

Pursuant to the Settlement Agreement, OIS agreed to dismiss, with prejudice, the lawsuit between the OIS and the Defendants, whereby OIS alleged claims of breach of fiduciary duty, breach of implied contract, intentional interference with contractual relations, intentional interference with prospective economic advantage, violation of section 502 of the Penal Code of California, aiding and abetting breach of fiduciary duty, and aiding and abetting interference with contractual relations. OIS also agreed to release the Defendants from any claims that could have been brought in the foregoing lawsuit, whether known or unknown. The Defendants agreed to pay and paid OIS US$1,200,000 on May 13, 2009.

OIS and the Defendants entered into the Settlement Agreement to avoid the expense and uncertainty of litigation and without making any admission of liability or concession of wrongdoing.

D.
On June 24, 2009, OIS entered into a Purchase Agreement with AccelMed.  Pursuant to the terms of the Purchase Agreement, OIS authorized the issuance and sale of up to an aggregate of 13,214,317 shares of OIS common stock and warrants to purchase up to an aggregate of 4,404,772 shares of OIS common stock in two installments. On the date of the Purchase Agreement, OIS completed the first installment (the “1st Installment”), under which issued to AccelMed 9,633,228 shares and a warrant to purchase up to 3,211,076 shares for an aggregate purchase price of $3,999,972. The 1st Installment Warrant entitles AccelMed to purchase 3,211,076 shares of OIS's common stock at an exercise price of $1.00 per share. The 1st Installment Warrant expires on June 24, 2012.  In addition, in connection with the transaction, OIS also issued to the placement agent, an option to purchase 123,500 shares of OIS's common stock at an exercise price of $0.01 per share.  This option expires on June 24, 2012.  As result of the completion of the first 1st Installment, the Company's percentage held in OIS decreased from 56% to 35.4%.   As a result of this, the Company recorded a loss of approximately US$ 564 thousand.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 1 -	GENERAL (cont.)

	E.	During the second quarter of 2009, the Company recorded a provision for decline in asset value with respect to its remaining investment in OIS in an amount of US$ 692 thousand.

F.
On June 24, 2009, the Company entered into an Asset Purchase Agreement (“APA”) with OIS to purchase substantially all the assets of the Company, which was completed on October 21, 2009 (the “Company Asset Purchase”). Such assets included the European operations which consisted of the Company's business as conducted by CCS Pawlowski GmbH (“CCS”), the branch office in Belgium (the “Belgium Activities”), certain agreements under which the Company contracted with third parties for distribution and other services (the “Purchased Agreements”), and rights to intellectual property which resulted from the Company’s research and development (“R&D”) activities performed in Israel. The Company’s R&D staff was acquired by us in early 2009 when OIS hired all of the Company’s R&D personnel and moved them to OIS' offices in the United States and Israel. As payment for such assets, OIS agreed to assume a bank loan outstanding with Mizrahi Tefahot Bank Ltd. (the “United Mizrahi Bank”) in the amount of $1,500,000, to which OIS were previously a guarantor, liabilities associated with the acquired assets on and after October 21, 2009, the closing date, and certain taxes, and extinguishment of all intercompany indebtedness owed to OIS with a principal amount of $4,178,622. At June 30, 2009, OIS' management determined the intercompany indebtedness owed to OIS by the Company was impaired and recorded an allowance for doubtful accounts for the outstanding balance. As of September 30, 2009, these amounts were still determined to be impaired. In connection with the Company Asset Purchase, OIS' management wrote off the balance of intercompany indebtedness owed to OIS by the Company, thus, eliminating the allowance for doubtful accounts.

See Note 7 below, regarding, the assets and liabilities that were sold as a result of the APA agreement.

G.
Pursuant to the terms of the APA and an Escrow Agreement (the “Escrow Agreement”) between the Company, OIS and Stephen L. Davis, Esq. dated June 24, 2009, the Company deposited 5,793,452 shares (the “Escrow Shares”) of OIS' common stock into escrow. If the Company fails to make certain payments under the APA, the Escrow Shares will be distributed to OIS or sold and the proceeds thereof distributed to OIS. The agreement will terminate upon the later of (i) October 21, 2011 or (ii) the satisfaction and discharge of the $1,800,000 claim made by the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade & Labor to the Company.

As mentioned above, at the date of the signing of this report, the Company received an approval from the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade & Labor.

	H.	Below are data on the representative exchange rates of the US dollar, and the changes therein during the reported periods:

Exchange rate of US$ 1:

NIS
September 30, 2009	3.758
September 30, 2008	3.421
December 31, 2008	3.802

Rate of increase (decrease) in the period:
%
Nine months ended September 30, 2009	(1.16)
Nine months ended September 30, 2008	(11.05)
Three months ended September 30, 2009	(4.11)
Three months ended September 30, 2008	2.06
For the year ended December 31, 2008	(1.14)

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES

	A.	Basis of preparation

These condensed interim consolidated financial statements are for the nine months ended September 30, 2009.  They have been prepared in accordance with IAS 34 Interim Financial Reporting.  They do not include all of the information required in annual financial statements in accordance with IFRS, and should be read in conjunction with the consolidated financial statements of the Group for the year ended December 31, 2008

	B.	Significant accounting policies

These condensed consolidated interim financial statements (the interim financial statements) have been prepared in accordance with the accounting policies adopted in the last annual financial statements for the year to December 31, 2008 except for the adoption of:

		•	IAS 1 Presentation of Financial Statements (Revised 2007)

		•	IAS 23 Borrowing Costs (Revised 2007)

		•	IFRIC 13 Customer Loyalty Programmes ii

The adoption of IAS 1 (Revised 2007) makes certain changes to the format and titles of the primary financial statements and to the presentation of some items within these statements. It also gives rise to additional disclosures. The measurement and recognition of the Group's assets, liabilities, income and expenses is unchanged. However, some items that were recognized directly in equity are now recognized in other comprehensive income, for example revaluation of property, plant and equipment. IAS 1 affects the presentation of owner changes in equity and introduces a 'Statement of comprehensive income'.

IAS 23 Borrowing Costs (Revised 2007) requires the capitalization of borrowing costs to the extent they are directly attributable to the acquisition, production or construction of qualifying assets that need a substantial period of time to get ready for their intended use or sale.  The appreciation of the standard did not have a material effect on the financial statements.

The Group has adopted IFRIC 13 Customer Loyalty Programmes, which clarifies that when goods or services are sold together with a customer loyalty incentive, the arrangement is a multiple-element arrangement and the consideration receivable from the customer is allocated between the components of the arrangement using fair values. The adoption of IFRIC 13 does not have a significant effect on the results of the current or prior periods presented.

The accounting policies have been applied consistently throughout the Group for the purposes of preparation of these condensed consolidated interim financial statements.

The following new interpretations have been issued, but are not effective for the financial year beginning January 1, 2009 and have not been early adopted:

•
IFRIC 17, "Distribution of non-cash assets to owners", effective for annual periods beginning on or after July 1, 2009.  This is not currently applicable to the group, as it has not made any non-cash distributions.

•
IFRIC 18, "Transfers of assets from customers", effective for transfers of assets received on or after July 1, 2009.  This is not relevant to the group, as it has not received any assets from customers.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (cont.)

	B.	Significant accounting policies

•
IFRS 9 - "Financial Instruments", was published on November 12, 2009. The standard represents the first phase of the current project to replace IAS 39, Financial Instruments: Recognition and Measurement (IAS 39) and it replaces the provisions of IAS 39, with respect to the classification and measurement of financial assets.

The standard reduces the number of categories of financial assets and according to its provisions, all financial assets must be measured at either amortised cost or fair value. An entity shall apply IFRS 9 for annual periods beginning on or after January 1, 2013. Early adoption is permitted. To facilitate early adoption, an entity that applies IFRS 9 before financial reporting periods beginning before January 1, 2012 is not required to restate comparatives. Management has not yet determined the impact of IFRS 9, if any, on the financial statements.

•
IAS 24 - "Related Party Disclosures (Revised)", was published on November 4, 2009. The main change compared to the previous version is the introduction of an exemption from IAS 24's disclosures for transactions with a) a government that has control, joint control or significant influence over the reporting entity and b) 'government-related entities' (entities controlled, jointly controlled or significantly influenced by that same government). The standard includes also an amended definition of "related party" to clarify the intended meaning and remove some inconsistencies.

The revised Standard is to be applied retrospectively for annual periods beginning on or after January 1, 2011. Earlier application, of either the whole Standard or of the partial exemption for government-related entities, is permitted.

• IFRIC 13 Customer Loyalty Programmes ii

Other pronouncements which have been issued but are not effective for the financial year beginning January 1, 2009 and have not been early adopted are described in the consolidated financial statements of the group for the year ended December 31, 2008.

Management is of the opinion that the standard, when adopted, will not have material impact on the financial statements.

	C.	Restatement

The Company restated its financial statements for the year ended December 31, 2008 and for the nine and three month periods ended September 30, 2008, in order to retroactively reflect the effect of changes in the accounting treatment of the following issues:

A.
The financial statements for the year ended December 31, 2008 were restated in order to retroactively reflect the cancellation of deferred tax assets recognized in the past, in the financial statements of a subsidiary operating in the United States and as a result in the consolidated financial statements of the Company in respect of tax losses not yet utilized by the subsidiary.  Such treatment was applied since the subsidiary does not expect to have taxable income in the foreseeable future, against which such deferred taxes could be utilized.

B.
The financial statements for the year ended December 31, 2008 and for the nine and three month periods ended September 30, 2008 were restated in order to retroactively reflect the recognition of costs involved in the change of the Company's capital structure as an expense.  Prior to this correction, the Company presented the aforementioned costs as a direct off-set to the equity attributable to owners of the parent.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (cont.)

	C.	Restatement (cont.)

The impact of the restatement on the financial statements is as follows:

1. Balance sheets

	US dollars (thousands)
	December 31, 2008
	Before restatement	Effect of the restatement	After restatement

Deferred tax assets	1,502	(1,502)	-
Accumulated deficit	(6,454)	(372)	(6,826)
Minority interest	4,177	(1,130)	3,047

	US dollars (thousands)
	September 30, 2008
	Before restatement	Effect of the restatement	After restatement

Accumulated deficit	(6,018)	401	(5,617)
Minority interest	4,328	(401)	3,927

2. Statements of loss

	US dollars (thousands)
	December 31, 2008
	Before restatement	Effect of the restatement	After restatement

Other expenses	-	(520)	(520)
Income tax expense	161	(1,502)	(1,341)
Loss for the period	(2,600)	(2,022)	(4,622)

	US dollars (thousands)
	Nine month period ended September 30, 2008
	Before restatement	Effect of the restatement	After restatement

Other expenses	48	(379)	(331)
Loss for the period	(2,213)	(379)	(2,592)

	US dollars (thousands)
	Three month period ended September 30, 2008
	Before restatement	Effect of the restatement	After restatement

Other expenses	(1)	(177)	(178)
Loss for the period	(648)	(177)	(825)

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (cont.)

	D.	Non-current assets and liabilities classified as held for sale

When the Group intends to sell a non-current asset or a group of assets (a disposal group), and if sale within 12 months is highly probable, the asset or disposal group is classified as 'held for sale' and presented separately in the statement of financial position.

Liabilities are classified as 'held for sale' and presented as such in the statement of financial position if they are directly associated with a disposal group.

Assets classified as 'held for sale' are measured at the lower of their carrying amounts immediately prior to their classification as held for sale and their fair value less costs to sell. However, some 'held for sale' assets such as financial assets or deferred tax assets, continues to be measured in accordance with the Group's accounting policy for those assets. No assets classified as 'held for sale' are subject to depreciation or amortization, subsequent to their classification as 'held for sale'.

See Note 1F and Note 7 regarding, non-current assets and liabilities classified as held for sale, at the reporting period.

NOTE 3 -	CASH AND CASH EQUIVALENTS (For the purpose of the cash flow statements)

Cash and cash equivalents comprise of the following:

	US dollars (thousands)
	September 30,		December 31,
	2009	2008	2008
	Unaudited		Audited

Cash and cash equivalents	74	3,934	2,785
Short-term bank credit	(1,217)	(297)	(655)
	(1,143)	3,637	2,130

NOTE 4 -	SEGMENT REPORTING

As of January 2008, with the commencing operation of Abraxas by Ophthalmic Imaging Systems (hereinafter: "OIS"), the Company began operating through two different core activities, as follows:

	1.	Electronic record and practice management software;

	2.	Ophthalmic application.

	US dollars (thousands)
	Nine month period ended September 30, 2009 (Unaudited)
	Electronic record and practice management software	Ophthalmic application	Total

Revenue from external customers	608	5,768	6,376

Operating loss	(1,114)	(595)	(1,709)

Loss for the period	(1,114)	(1,677)	(2,791)

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 4 -	SEGMENT REPORTING (cont.)

	2.	Ophthalmic application (cont.).

	US dollars (thousands)
	Three month period ended September 30, 2009 (Unaudited)
	Electronic record and practice management software	Ophthalmic application	Total

Revenue from external customers	-	388	388

Operating loss	-	(197)	(197)

Loss for the period	-	(223)	(223)

	US dollars (thousands)
	Year ended December 31, 2008
	Electronic record and practice management software	Ophthalmic application		Total

Revenue from external customers	298	14,112		14,410

Operating loss	(754)	(1,996)	(*)	(2,750)	(*)

Loss for the period	(754)	(3,868)	(*)	(4,622)	(*)

(*) Restated – see Note 2C.

NOTE 5 -	CONVERTIBLE LOAN AGREEMENT

During August 2008 in respect of the Term Sheet signed between certain majority shareholders (the "Shareholders"), in connection with a convertible loan provided by the Shareholders to the Company, the Shareholders granted the company an additional loan in the amount of $400,000.

During the reported period, a new Convertible Loan Agreement was signed with the Shareholders at an aggregate amount of up to additional $800,000. The loan agreement shall cover also the principal amount of the above mentioned $400,000 provided to the Company during August 2008 and will apply the terms and conditions as detailed in the Convertible Loan Agreement. The loan shall bear interest at an annual rate of 12% and shall be repaid within 12 months from the date of the grant. Loan and any interest due thereon may be converted in a whole or in part into ordinary shares of the Company, at a conversion price equal to the lower between (1) the Company’s average share price on the Belgium EuroNext Stock Exchange during the 30 days prior the date of this agreement; and (2) the Company’s average share price on the Belgium EuroNext Stock Exchange during the 30 days prior the Conversion, and in each case subject to a discount at the rate of 20% of the Company’s average share price on the Belgium EuroNext Stock Exchange at the applicable dates. As security for the Company's obligation including repayments of the loan and any interest due thereon and the Conversion Rights, the Company shall grant to the shareholders a pledge in shares of common stock of OIS held by the Company subject to a discount at a rate of 30% of the price of OIS’ shares, to be allocated among each Shareholder pro-rata to the portion of the Loan which he actually provides.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 6 -	TERMINATION OF MERGER AGREEMENT WITH OIS

In March 2009, the Company and OIS have mutually agreed to terminate their merger agreement. The termination of the agreement is due to exorbitant costs the companies and associated shareholders would incur as a result of regulatory requirements. The companies initially announced the merger agreement in March 2008.

NOTE 7 -	ASSETS AND DISPOSAL GROUPS CLASSIFIED AS HELD FOR SALE

As stated in Note 1F, the assets and liabilities that will be sold as a result of the APA agreement, have been classified as assets and liabilities held for sale.

The carrying amounts of assets and liabilities in this disposal group are summarized as follows:

US dollars (thousands)
September 30,
2009
Unaudited
Current assets
Cash and cash equivalents	271
Accounts receivable	184
Inventories	93

Non-current assets
Property, plant and equipment	165
Goodwill and other intangible assets	3,266
Assets classified as held for sale	3,979

Current liabilities
Short-term bank credit and other current liabilities	23
Trade and other payables	141

Non-current liabilities
Long-term loans	85
Liabilities classified as held for sale	249